EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Load Guard Logistics, Inc, a Nevada corporation (the “Company’), on Form 10-Q for the quarter ended July 31, 2013, as filed with the Securities and Exchange Commission (the “Report”), I, Yosbani Mendez, President, CEO and CFO of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

(1)           the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Load Guard Logistics, Inc.

Dated: September 13, 2013	/s/ Yosbani Mendez
Yosbani Mendez
President, Chief Executive Officer, Chief Financial Officer, and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Load Guard Logistics, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Load Guard Logistics, Inc. and will be retained by Load Guard Logistics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.